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                                                                 Exhibit (12)(a)

                    COMPASS BANCSHARES, INC. AND SUBSIDIARIES
    Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                                 (In Thousands)
                                   (Unaudited)
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                                                                                 Three Months Ended
                                                                                      March 31
                                                                             ---------------------------

                                                                               2000              1999
                                                                             --------           --------

Pretax income                                                                $ 85,592           $ 83,238
Add fixed charges:
  Interest on deposits                                                        113,183             99,954
  Interest on borrowings                                                       57,498             45,747
  Portion of rental expense representing interest expense                       1,915              1,540
                                                                             --------           --------

      Total fixed charges                                                     172,596            147,241
                                                                             --------           --------

    Income before fixed charges                                              $258,188           $230,479
                                                                             ========           ========

Total fixed charges                                                          $172,596           $147,241
Preferred stock dividends and redemption premium                                 --                1,213
Tax effect of preferred stock dividends                                          --                  610
                                                                             --------           --------

Combined fixed charges and preferred stock dividends                         $172,596           $149,064
                                                                             ========           ========



Pretax income                                                                $ 85,592           $ 83,238
Add fixed charges (excluding interest on deposits):
  Interest on borrowings                                                       57,498             45,747
  Portion of rental expense representing interest expense                       1,915              1,540
                                                                             --------           --------
      Total fixed charges                                                      59,413             47,287
                                                                             --------           --------

    Income before fixed charges (excluding interest on deposits)             $145,005           $130,525
                                                                             ========           ========



Total fixed charges                                                          $ 59,413           $ 47,287
Preferred stock dividends and redemption premium                                 --                1,213
Tax effect of preferred stock dividends                                          --                  610
                                                                             --------           --------

Combined fixed charges and preferred stock dividends                         $ 59,413           $ 49,110
                                                                             ========           ========


Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
  Including interest on deposits                                                1.50x              1.55x
  Excluding interest on deposits                                                2.44x              2.66x



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